Exhibit 3.9

Constitution of Cosmos Capital Limited

Adopted by special resolution at the general meeting of the Company held on 30th September 2019

77 Castlereagh Street

Sydney NSW 2000 Australia

T       +61 2 9931 4999

F       +61 2 9931 4888

Ref JRE/

Contents

1.	Preliminary	1

2.	Share Capital	3

3.	Calls, forfeiture, indemnities, lien and surrender	6

4.	Transfer and transmission of shares	9

5.	Unmarketable parcels of shares	11

6.	Approval of proportional takeover bids	14

7.	General meetings	15

8.	Directors	21

9.	Executive officers	29

10.	Execution of documents	29

11.	Dividends and other distributions	30

12.	Winding up	33

13.	Minutes and records	34

14.	Indemnity and insurance	34

15.	Notices	36

i

Cosmos Capital Limited

1.	Preliminary

1.1	Definitions

In this Constitution, unless the context otherwise requires:

Act means the Corporations Act 2001 (Cth).

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691.

ASX Clear means ASX Clear Pty Limited ABN 48 001 314 503.

ASX Clear Operating Rules means the operating rules of ASX Clear.

ASX Group means ASX and its subsidiaries and controlled entitles.

ASX Rules means the Listing Rules, the ASX Settlement Operating Rules, the ASX Clear Operating Rules and any other rules of the ASX Group, as amended or replaced from time to time, except to the extent of any express written waiver by the ASX Group.

ASX Settlement means ASX Settlement Pty Limited ABN 49 008 504 532.

ASX Settlement Operating Rules means the operating rules of ASX Settlement.

Business Day has the meaning given in the Listing Rules.

Certificated Holding means a share or shares for which a certificate has been issued, and not subsequently cancelled, by the Company.

Company means Cosmos Capital Limited ACN 636 458 912.

Dispose has the meaning given in the Listing Rules.

Interest Rate is 10% per annum or another amount fixed by the directors, accruing daily.

Listed Company means a company that is admitted to the official list of the ASX.

Listing Rules means the listing rules of the ASX and any other rules of the ASX as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

Proper ASTC Transfer has the meaning given in Regulation 1.0.02 of the Corporations Regulations.

Related Body Corporate has the meaning given in the Corporations Act 2001.

Representative means a representative of the body corporate appointed under section 250D(1) of the Corporations Act 2001 or a corresponding previous law.

Restricted Securities has the meaning given in the Listing Rules.

Transmission Event means:

(a)	where a member of the Company is an individual:

(i)	death;

(ii)	bankruptcy; or

(iii)	becoming a person who is, or the member’s estate becoming liable to be dealt with in any way under the law relating to mental health; and

(b)	where a member of the Company is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

Uncertificated Holding means a share or shares for which a certificate has not been issued by the Company, or in respect of which any certificate issued by the Company has been cancelled without replacement.

Unmarketable Parcel of Shares means a number of shares held by a member which is less than the number the ASX Rules define as a marketable parcel of shares.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	a reference to a person includes a firm, a body corporate, an unincorporated association or an authority and vice versa;

(d)	a reference to this Constitution or another document includes any variation, novation, replacement or supplement to any of them from time to time;

(e)	a reference to any legislation or to any provision of any legislation includes any modificaiton or re-enactmentof it, any legislative provision substituted for it and any regulations and statutory instruments issued under it; and

(a)	a reference to the ASX Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any waiver or exemption granted to the Company from compliance with those rules.

1.3	Application of the Act and the ASX Rules

(a)	This Constitution is to be interpreted subject to the Act and (while the Company is a Listed Company) the ASX Rules.

(b)	While the Company is a Listed Company, the Company and the directors must comply with the obligations respectively imposed on them under the ASX Rules.

(c)	Unless the contrary intention appears, an expression in a rule that deals with a matter dealt with by a provision of the Act and/or the ASX Rules has the same meaning as in that provision.

1.4	Effect of the Listing Rules

While the Company is a Listed Company, the following provisions apply:

(a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done that act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules requires to be done;

(c)	if the Listing Rules require any act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it does contain such a provision, this Constitution is deemed not to contain that provision;

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.5	Replaceable Rules not to apply

The replaceable rules contained in the Act do not apply to the Company.

2.	Share Capital

2.1	Shares

(a)	Subject to this Constitution, the Act, and (while the Company is a Listed Company) the ASX Rules, the directors may issue, allot or grant options in respect of, or otherwise Dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether with regard to dividend, voting, return of capital, participation in the property of the Company on a winding up or otherwise, as the directors think fit.

(b)	In particular, the directors may differentiate between the holders of partly paid shares as to the amount of calls to be paid and the time for payment.

2.2	Variation of class rights

Unless otherwise provided by the terms of issue of a class of shares:

(a)	all or any of the rights or privileges attached to the class may be varied, whether or not the Company is being wound up, only with the consent in writing of the holders of three quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class;

(b)	the provisions of this Constitution relating to general meetings apply, so far as they can and with such changes as are necessary, to each separate meeting of the holders of the issued shares of that class; and

(c)	the rights conferred upon the holders of the shares of that class are to be taken as not having been varied by the creation or issue of further shares ranking equally with them.

2.3	Power to buy back shares

The Company may buy back shares in itself in any manner permitted by the Act.

2.4	Power to alter share capital

(a)	The Company may, by resolution, alter its share capital:

(i)	by converting all or any of its shares into a larger or smaller number of shares than its existing shares provided that in a conversion of partly paid shares the proportion between the amount paid and the amount unpaid on each share converted is the same as it was for the share from which it was converted;

(ii)	by cancelling shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

(b)	The board may do anything which it considers desirable to give effect to any resolution or other action authorising or effecting the alteration of the share capital of the Company or the variation or abrogation of rights attaching to any class of shares or to adjust the rights of all parties including:

(i)	rounding or disregarding any fraction of shares or any fractional entitlement; and

(ii)	determining that as between the holders of shares or other entitlements one or more of them has a preference or special advantage as regards dividend, capital, voting or otherwise.

2.5	Power to reclassify share capital

The Company may, by resolution, reclassify or convert shares from one class to another.

2.6	Power to reduce share capital

The Company may with members’ approval as required by the Act reduce its share capital.

2.7	Power to pay brokerage, commission and interest on share capital

(a)	The Company may make payments by way of brokerage or commission in the manner provided by the Act.

(b)	Payments by way of brokerage or commission may be satisfied by the payment of cash, by the issue of fully paid shares, by the issue of partly paid shares or by any combination of the above.

(c)	The Company may pay interest on its share capital in the manner provided by the Act.

2.8	Joint holders of shares

Where 2 or more persons are registered as the holders of a share they hold it as joint tenants and:

(a)	they and their respective legal personal representatives are liable severally as well as jointly for all payments, including calls, which ought to be made in respect of the share;

(b)	on the death of any one of them the survivor or survivors are the only person or persons the Company will recognise as having any title to the share;

(c)	any one of them may give effectual receipts for any dividend, interest or other distribution or payment in respect of the share;

(d)	except where otherwise required under the ASX Rules, the Company is not bound to register more than 3 persons as joint holders of the share; and

(e)	the Company is not bound to issue more than one certificate and delivery of a certificate to any one of them is sufficient delivery to all of them.

2.9	Equitable and other claims

Except as otherwise required by law or this Constitution, the Company is not:

(a)	compelled in any way to recognise a person as holding a share upon any trust, even if the Company has notice of that trust; or

(b)	compelled in any way to recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share on the part of any other person except the registered holder, even if the Company has notice of that claim or interest.

2.10	Employee share schemes

The directors may:

(a)	implement an employee share scheme in the manner permitted by the Act and the Listing Rules and otherwise on such terms as they think fit;

(b)	amend, suspend or terminate any employee share scheme implemented by them; and

(c)	give financial assistance in connection with the acquisition of securities of the Company or of a Related Body Corporate under any employee share scheme in any manner permitted by the Act.

.

2.11	Restricted Securities

Despite any other provisions of this Constitution:

(a)	a holder of Restricted Securities must not Dispose of, or agree or offer to Dispose of, those Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or the ASX;

(b)	if the Restricted Securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those Restricted Securities;

(c)	the Company must refuse to acknowledge any Disposal (including, without limitation, to register any transfer) of Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or the ASX;

(d)	a holder of Restricted Securities will not be entitled to participate in any return of capital on those Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or the ASX; and

(e)	if a holder of Restricted Securities breaches a restriction deed or a provision of this Constitution restricting a Disposal of those Restricted Securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those Restricted Securities for so long as the breach continues.

2.12	Certificates

If it is not contrary to the ASX Rules, the directors may resolve:

(a)	not to issue a certificate for a share; and

(b)	to cancel a certificate for a share and not to issue a replacement certificate.

3.	Calls, forfeiture, indemnities, lien and surrender

3.1	Calls

(a)	Subject to this Constitution and to the terms upon which any shares may be issued, the directors may make calls upon the members in respect of any money unpaid on their shares.

(b)	A call is to be taken as having been made when the resolution of the directors authorising the call was passed.

(c)	The directors may revoke a call.

(d)	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member does not invalidate the call.

(e)	If a sum called in respect of a share is not paid in full by the day appointed for payment of the sum, the person from whom the sum is due must pay:

(i)	interest on so much of the sum as is unpaid from time to time at the Interest Rate; and

(ii)	any costs, expenses or damages incurred by the Company in relation to the non-payment or late payment of the sum.

3.2	Payments in advance of calls

(a)	The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

(b)	The directors may authorise payment by the Company of interest upon the whole or any part of an amount accepted under rule 3.2(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

(c)	The directors may repay to a member all or any of the amount accepted under rule 3.2(a).

3.3	Forfeiture of partly paid shares

(a)	If a member fails to pay the whole of a call by the time appointed the directors may serve a notice on that member:

(i)	requiring payment of so much of the call as is unpaid, together with any interest that has accrued and all costs, expenses or damages that may have been incurred by the Company by reason of non-payment or late payment;

(ii)	naming a further day (at least 14 days after the date of service of the notice) by which, and a place at which, the amount payable under rule 3.3(a)(i) is to be paid; and

(iii)	stating that if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited.

(b)	If the requirements of a notice served under rule 3.3(a) are not complied with, the directors may by resolution forfeit any share in respect of which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c)	A forfeiture under rule 3.3(b) will include all dividends, interest and other money payable by the Company in respect of the forfeited share and not actually paid before the forfeiture.

(d)	Where a share has been forfeited:

(i)	notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(ii)	an entry of the forfeiture, with the date, must be made in the register of members.

(e)	Failure to give the notice or to make the entry required under rule 3.3(d) does not invalidate the forfeiture.

(f)	A forfeited share becomes the property of the Company and the directors may sell, reissue or otherwise Dispose of the share in such manner as they think fit and, in the case of reissue or other disposal, with or without any money paid on the share by any former holder being credited as paid up. However, the Company may only cancel forfeited shares in accordance with the Listing Rules.

(g)	A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay, and must immediately pay, to the Company:

(i)	all calls, instalments, interest, costs, expenses and damages owing in respect of the shares at the time of the forfeiture; and

(ii)	interest on the amount payable under rule 3.3(g)(i) from the date of the forfeiture to the date of actual payment, at the Interest Rate.

(h)	Except as otherwise provided by this Constitution or (while the Company is a Listed Company) the Listing Rules, the forfeiture of a share extinguishes all interest in, and all claims and demands against the Company in respect of, the forfeited share and all other rights incidental to the share.

3.4	Indemnity for payments by the Company

If the Company becomes liable under any law to make any payment:

(a)	in respect of shares held solely or jointly by a member;

(b)	in respect of a transfer or transmission of shares by a member;

(c)	in respect of dividends, bonuses or other money due or payable or which may become due and payable to a member; or

(d)	otherwise for or on account of or in respect of a member,

then, in addition to any right or remedy that law may confer on the Company, the member or, if the member is dead, the member’s legal personal representative must (unless the directors waive this requirement):

(e)	fully indemnify the Company against that liability;

(f)	reimburse the Company for any payment made under or as a consequence of that law immediately on demand by the Company; and

(g)	pay interest on the amount under rule 3.4(f) from the date the Company makes a payment until the date the Company is reimbursed in full at the Interest Rate.

3.5	Lien on shares

(a)	The Company has a first and paramount lien on:

(i)	each partly paid share for all unpaid calls and instalments due in respect of that share; and

(ii)	each share for such amounts (if any) as the Company may be called upon by law to pay (and has paid) in respect of that share.

(b)	The Company’s lien on a share extends to all dividends payable in respect of the share and to the proceeds of sale of the share.

(c)	The directors may sell any share on which the Company has a lien in such manner as they think fit where:

(i)	an amount in respect of which a lien exists under this rule 3.5 is presently payable; and

(ii)	the Company has, not less than 14 days before the date of the sale, given to the registered holder of the share a notice in writing setting out, and demanding payment of, such amount in respect of which the lien exists as is presently payable.

(d)	The directors may do all things necessary or desirable under the ASX Rules to protect any lien, charge or other right to which the Company may be entitled under any law or under this Constitution .

(e)	Registration by the Company of a transfer of shares on which the Company has a lien without giving to the transferee notice of its claim releases the Company’s lien in so far as it relates to sums owing by the transferor or any predecessor in title.

3.6	Surrender of shares

(a)	The directors may accept a surrender of a share by way of compromise of any claim as to whether or not that share has been validly issued or in any other case where the surrender is within the powers of the Company.

(b)	Any share so surrendered may be sold, reissued or otherwise Disposed in the same manner as a forfeited share.

4.	Transfer and transmission of shares

4.1	Transfer of shares

(a)	Subject to this Constitution a member may transfer shares by:

(i)	a Proper ASTC Transfer; or

(ii)	an instrument in writing in any usual form or in any other form that the directors approve.

(b)	A transferor of shares remains the holder of the shares transferred until the transfer is:

(i)	effected in accordance with the ASX Rules; or

(ii)	recorded in the register of members in respect of the shares.

(c)	If permitted by the ASX Rules, the Company may charge a reasonable fee for registering a paper-based transfer in registrable form, or for effecting shunts between registers. Unless permitted by the ASX Rules, the Company must not charge a fee for the registration of a Proper ASTC Transfer.

(d)	An instrument of transfer referred to in rule 4.1(a)(ii) must:

(i)	be signed by or on behalf of both the transferor and the transferee unless the instrument of transfer relates only to fully paid shares and signature by the transferee has been dispensed with by the directors;

(ii)	if required by law to be stamped, be duly stamped;

(iii)	be left for registration at the registered office of the Company, or at such other place as the directors determine, accompanied by such evidence as the directors may require to prove the transferor’s right to the shares and to prove the right of the transferee to be registered as owner of the shares.

(e)	Subject to rules 4.2 and 4.3, where the Company receives an instrument of transfer under rule 4.1(d), the Company must register the transferee as holder of the transferred shares.

(f)	The Company may retain any registered instrument of transfer received under rule 4.1(d).

(g)	Except in the case of fraud, the Company must return any instrument of transfer received under rule 4.1(d) which the directors decline to register to the person who deposited it with the Company.

(h)	The directors may do anything that is necessary or desirable for the Company to participate in any computerised, electronic or other system for facilitating the transfer of shares, including any such system that may be owned, operated or sponsored by the ASX or a Related Body Corporate of the ASX.

(i)	The directors may, to the extent permitted by law, waive any of this rule 4.1.

4.2	Power to decline registration of transfers

(a)	The directors may ask ASX Settlement and/or ASX Clear to apply a holding lock to prevent a Proper ASTC Transfer or decline to register an instrument of transfer received under rule 4.1(d) where the transfer is not in registrable form or the refusal to register the transfer is permitted under the Listing Rules (whether or not the Company is then a Listed Company).

(b)	If the directors ask ASX Settlement and/or ASX Clear to apply a holding lock or decline to register a transfer under rule 4.2(a), the Company must give the member written notice of the refusal and the precise reasons within 5 Business Days after:

(i)	the date on which the Company asked for the holding lock; or

(ii)	the date on which a transfer was lodged with the Company,

but failure to do so will not invalidate the decision of the directors.

4.3	Power to suspend registration of transfers

The directors may suspend the registration of instruments of transfer received under rule 4.1(d) at such times and for such periods, not exceeding in total 30 days in any year, as they think fit.

4.4	Transmission of shares

(a)	If a member dies the only persons the Company will recognise as having any title to or benefits from the member’s shares or any benefits accruing in respect of those shares are:

(i)	their legal personal representative where the deceased was a sole holder; and

(ii)	the survivor or survivors where the deceased was a joint holder.

(b)	A person who becomes entitled to a share as a result of a Transmission Event may, upon producing such evidence as the directors may require to prove their entitlement elect:

(i)	to be registered as the holder of the share by signing and serving on the Company a notice in writing stating that election; or

(ii)	to have another person registered as the transferee of the share by effecting a transfer of the share to that other person.

(c)	The provisions of this Constitution relating to the right to transfer shares, and the registration of transfers of shares, apply, so far as they can and with such changes as are necessary, to any transfer under rule 4.4(b)(ii)as if the relevant Transmission Event had not occurred and the transfer were executed or effected by the registered holder of the share.

(d)	For the purpose of this Constitution, where 2 or more persons are jointly entitled to any share as a result of a Transmission Event they will, upon being registered as the holders of the share, be taken to hold as joint tenants and rule 2.8 will apply.

(e)	Despite rule 4.4(a), the directors may register a transfer of shares signed by a member prior to a Transmission Event even though the Company has notice of the Transmission Event.

5.	Unmarketable parcels of shares

5.1	Right of Sale

The directors may sell the shares in an Unmarketable Parcel of Shares, but only in accordance with this rule 5.

5.2	Restrictions on sale power

Shares may not be sold under rule 5.1 between the making or announcement of a takeover offer and the close of the offers made.

5.3	First notice

Before the sale, the directors must give the member a written notice stating:

(a)	that the Company intends to sell the member’s shares under rule 5.1 as an Unmarketable Parcel of Shares; and

(b)	when it is intended to sell them (the date must be at least 45 days after the notice is given); and

(c)	the shares will not be sold if the member gives the Company, before they are sold, a written notice that the member wants to keep the shares.

5.4	Only 1 notice a year

The directors must not give a member more than 1 notice under rule 5.3 in any 12 month period.

5.5	Public notice of intention to sell

Before the sale, the directors must publish a notice in a newspaper circulating generally in the area in which the member’s address in the Register is, that states:

(a)	the Company intends to sell the shares under rule 5.1 as an Unmarketable Parcel of Shares; and

(b)	the name of the member; and

(c)	the number of the shares.

5.6	Second notice

Before the sale but after the 45 days mentioned in rule 5.3, the directors must give the member a second written notice stating:

(a)	that the Company intends to sell the member’s shares under rule 5.1 as an Unmarketable Parcel of Shares; and

(b)	when it is intended to sell them (the date must be at least 25 days after the notice is given); and

(c)	the shares will not be sold if the member gives the Company, before they are sold, a written notice that the member wants to keep the shares.

5.7	Notice to 2 or more holders

For shares held by 2 or more members, a notice under rule 5.3 must be given to each of them.

5.8	No sale where member gives notice

Shares may not be sold under rule 5.1 if the Company receives a written notice that the member wants to keep the shares. A notice by 1 of 2 or more holders of shares affects only the shares held by those 2 or more holders together, and not shares held by any of those holders (alone or with other persons).

5.9	Terms of sale

A sale under rule 5.1 is with all rights attaching to the shares, including dividends declared but unpaid. Otherwise, the sale is on terms, and as and when, the directors determine.

5.10	Attorney

For the purpose of the giving effect to rule 5.1:

(a)	the member appoints the Company as its agent; and

(b)	the member appoints the Company, and each director and secretary, jointly and severally as its attorney to execute, in its name and on its behalf, any instrument of transfer of the shares, or to effect an ASX Clear regulated transfer of the shares.

5.11	Company to bear costs

The Company must bear all costs and expenses in connection with a sale of shares under rule 5.1.

5.12	Protections for transferee

(a)	The transferee of shares sold under rule 5.1 is not required to see to the regularity of the sale, the directors’ actions under this rule 5.1 or the application of the purchase money.

(b)	The transferee of shares sold under rule 5.1 is not required to see to the regularity of the sale, the directors’ actions under this rule 5.1 or the application of the purchase money.

(c)	The Company’s receipt for consideration for a sale of shares under rule 5.1 is a good discharge to the transferee and those claiming through the transferee.

(d)	After the transferee’s name has been entered in the Register in respect of the shares, the validity of the sale or of the directors’ actions under rule 5.1 to the transferee may not be impeached by anyone. The only remedy a person has in respect of those matters is in damages and only against the Company.

5.13	Application of proceeds

The Company must deal with the proceeds of a sale of shares under rule 5.1 as follows:

(a)	The Company must deduct any money due in respect of the shares and pay the balance into a separate bank account it opens and maintains for that purpose only.

(b)	The Company holds the balance in trust for the person whose shares they were (the Divested Member).

(c)	As soon as practicable after paying the balance into the account, the Company must give written notice to the Divested Member stating:

(i)	that it has paid the balance into the account; and

(ii)	what the balance is; and

(iii)	that it is holding the balance for the member pending the Divested Member’s instructions.

(d)	The Company must deal with the amount in the account as the Divested Member instructs, but only if it:

(i)	receives any certificate for the shares; or

(ii)	is satisfied that any such certificate has been lost or destroyed.

(e)	The Company may deal with a balance it has held for more than 2 years according to any applicable law relating to unclaimed money.

5.14	Evidence

A written statement that the person making the statement is a director or secretary of the Company and that a:

(a)	resolution of the directors required by this rule 5 to be made was made; or

(b)	notice required by this rule 5 to be given or published in relation to shares in an Unmarketable Parcel of Shares was or was not given or published,

is, against anyone claiming to be entitled to shares to which the certificate relates, admissible as evidence of those facts and of the right of the Company to sell the shares under rule 5.1 and, in the absence of evidence to the contrary, is conclusive.

6.	Approval of proportional takeover bids

6.1	Definitions

In this rule 6 unless the context otherwise requires:

(a)	Associate has the meaning given to that term in the Act.

(b)	Prescribed Resolution, in relation to a Proportional Takeover Bid, means a resolution to approve the Proportional Takeover Bid passed in accordance with rule 6.3.

(c)	Proportional Takeover Bid means a takeover bid that is made or purports to be made under section 618 of the Act in respect of shares included in a class of shares in the Company.

(d)	Relevant Class, in relation to a Proportional Takeover Bid, means the class of shares in the Company in respect of which offers are made under the Proportional Takeover Bid.

(e)	Relevant Day, in relation to a Proportional Takeover Bid, means the day that is 14 days before the end of the period during which the offers under the Proportional Takeover Bid remain open.

6.2	Transfers not to be registered

Notwithstanding rules 4.1(e) and 4.2, a transfer giving effect to a contract resulting from the acceptance of an offer made under a Proportional Takeover Bid must not be registered unless and until a Prescribed Resolution to approve the Proportional Takeover Bid has been passed or is taken to have been passed in accordance with rule 6.3.

6.3	Prescribed Resolution

(a)	Where offers have been made under a Proportional Takeover Bid, the Directors must:

(i)	convene a meeting of the persons entitled to vote on the Prescribed Resolution for the purpose of considering and, if thought fit, passing a Prescribed Resolution to approve the Proportional Takeover Bid; and

(ii)	ensure that such a resolution is voted on in accordance with this rule 6.3,

before the Relevant Day.

(b)	The provisions of this Constitution relating to general meetings apply, so far as they can and with such changes as are necessary, to a meeting that is convened pursuant to rule 6.3(a).

(c)	The offer or under a Proportional Takeover Bid and any Associates of the offer or are not entitled to vote on the Prescribed Resolution relating to that Proportional Takeover Bid and if they do vote, their votes must not be counted.

(d)	Subject to rule 6.3(c), a person who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held shares of the Relevant Class is entitled to vote on the Prescribed Resolution relating to the Proportional Takeover Bid and, for the purposes of so voting, is entitled to one vote for each such share held at that time.

(e)	A Prescribed Resolution that has been voted no is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than one half, and otherwise is to be taken to have been rejected.

(f)	If a Prescribed Resolution to approve a Proportional Takeover Bid has not been voted on in accordance with this rule 6.3 before the Relevant Day, a Prescribed Resolution to approve the Proportional Takeover Bid will be taken to have been passed in accordance with this rule 6.3 on the Relevant Day.

6.4	Sunset

Rules 6.1, 6.2 and 6.3 cease to have effect at the end of 3 years beginning:

(a)	where those rules have not been renewed in accordance with the Act, on the date on which those rules were adopted by the Company; or

(b)	where those rules have been renewed in accordance with the Act on the date those rules were last renewed.

7.	General meetings

7.1	Convening of general meetings

(a)	The directors may, whenever they think fit, convene a general meeting. While the Company is a Listed Company any director may convene a general meeting.

(b)	The directors may, by notice to the ASX, postpone, cancel or change the venue for a general meeting, but a general meeting convened under section 2490 of the Act may not be postponed beyond the date by which section 2490 of the Act requires it to be held and may not be cancelled without the consent of the requisitioning member or members.

7.2	Notice of general meetings

(a)	Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares at least at least 21 days’ (or while the Company is a Listed Company 28 days’) notice of a general meeting must be given in the manner authorised by rule 15.1 to each person who is at the date of the notice:

(i)	a member;

(ii)	a director; or

(iii)	an auditor of the Company,

and, while the Company is a Listed Company, notice must be given to the ASX in accordance with the Listing Rules.

(b)	A notice of a general meeting must:

(i)	specify the place, date and time of the meeting and except as provided in the Act state the general nature of the business to be transacted at the meeting;

(ii)	contain any statement or information required by the Act;

(iii)	be accompanied by a proxy form which complies with the Act and the Listing Rules; and

(iv)	specify a place and a fax number, and may specify an electronic address, for the purposes of receipt of proxy appointments.

(c)	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting or proxy form by any person entitled to receive that notice does not invalidate any thing done or resolution passed at the general meeting.

(d)	A general meeting may be held at two or more venues simultaneously using any technology which gives the members as a whole a reasonable opportunity to participate.

(e)	Where notice of a general meeting has been given, the directors may by notice given to all persons entitled to be given notice of the general meeting, postpone or cancel the general meeting.

(f)	No person may without the directors’ approval move at any meeting any resolution or any amendment of a resolution unless they have given not less than 5 business days’ notice of their intention to move such resolution or amendment at such meeting by leaving a copy of the resolution or amendment at the registered office of the Company. However no such amendment may be proposed for special resolution other than to correct a typographical error.

7.3	Quorum at general meetings

(a)	No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	Three or more members present personally or separately represented by proxy, Representative or attorney shall be a quorum for a general meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(i)	where the meeting was convened upon the requisition of members, the meeting must be dissolved; or

(ii)	in any other case:

(A)	the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

(B)	if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

7.4	Chairperson of general meetings

(a)	The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each general meeting.

(b)	If at a general meeting:

(i)	there is no chairperson of directors;

(ii)	the chairperson of directors is not present within 15 minutes after the appointed time ; or

(iii)	the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting,

then if the directors have elected a deputy chairperson of directors, the deputy chairperson must (if present within 15 minutes after the appointed time for the meeting and willing to act) preside as chairpersonat the meeting. Otherwise, the members present must elect as chairperson of the meeting:

(iv)	another director who is present and willing to act; or

(v)	if there is no such director, a member who is present and willing to act.

7.5	Conduct of general meetings

(a)	The chairperson may at any time during the course of the meeting adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting.

(b)	If the chairperson exercises his or her right under rule 7.5(a), it is in the chairperson’s sole discretion to seek the approval of the members present to the adjournment.

(c)	The chairperson’s rights under rule 7.5(a) are exclusive and, unless otherwise required by the chairperson, no vote may be taken or demanded by the members present in respect of any adjournment.

(d)	No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(e)	Where a meeting is adjourned, notice of the adjourned meeting must be given to the ASX, but need not to be given to any other person.

(f)	Where a meeting is adjourned, the directors may, by notice to the ASX, postpone, cancel or change the venue of the adjourned meeting.

7.6	Decisions at general meetings

(a)	Every question submitted to a general meeting shall be decided by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded.

(b)	A poll may be demanded by:

(i)	the chairperson;

(ii)	any three or more members having the right to vote at the meeting;

(iii)	any member or members representing not less than 5% of the total voting rights of all the members having the right to vote at the meeting; or

(iv)	a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

The demand for a poll may be withdrawn.

(c)	A demand for a poll does not prevent the continuance of a general meeting for the transaction of other business.

(d)	Unless a poll is duly demanded, a declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(e)	If a poll is duly demanded at a general meeting, it will be taken in such manner and at such time in the meeting as the chairperson of the meeting directs, and the result of the poll will be the resolution of the meeting at which the poll was demanded.

(f)	A poll cannot be demanded at a general meeting on the election of a chairperson of the meeting.

7.7	Voting rights

(a)	Subject to this Constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:

(i)	on a show of hands, every member present has one vote; and

(ii)	on a poll, every member present has:

(A)	one vote for each fully paid share held by the member; and

(B)	a fraction of a vote for each partly paid share held by the member, equivalent to the proportion which the amount paid up (not credited) on the share bears to the total amounts paid and payable (excluding amounts credited) on that share.

(iii)	for the purposes of rule 7.7(a)(ii)(B), an amount paid on a share in advance of a call is to be taken as not having been paid on the share.

(b)	Where a person present at a general meeting represents personally or by proxy, attorney or Representative more than one member:

(i)	on a show of hands the person is entitled to one vote only;

(ii)	the person must not exercise that vote in a way which would contravene any directions in any appointing instrument; and

(iii)	if the person has been appointed as a proxy under two or more instruments that specify different ways to vote on a resolution, the person may not vote as a proxy on a show of hands; however, if the person is a member, the person may vote on a show of hands for their own shares.

(c)	A joint holder may vote at any meeting in person or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote, the vote of the holder named first in the register must be accepted to the exclusion of the other or others.

(d)	The parent or guardian of an infant member may vote at any general meeting to the exclusion of the vote of the infant member upon such evidence being produced of the relationship or of the appointment of the guardian as the directors may require.

(e)	A person entitled to a share as a result of a Transmission Event may vote at any general meeting in respect of that share as if that person were the registered holder if, not less than 48 hours before the meeting, the directors have:

(i)	admitted that person’s right to vote; or

(ii)	been satisfied of that person’s right to be registered as the holder of, or to transfer, the share under rule 4.4(b).

(f)	Where a member holds any share upon which any call or other sum of money payable to the Company has not been duly paid:

(i)	that member may only be present at a general meeting and vote if they hold other shares upon which no money is then due and payable; and

(ii)	upon a poll, that member may only vote in respect of shares upon which no money is then due and payable.

(g)	A member may not vote on a resolution if the Listing Rules or the Act provide that a vote on the resolution by the member must be disregarded for the purposes of the Listing Rules.

(h)	An objection to the qualification of a person to vote at a general meeting must be referred to the chairperson of the meeting, whose decision is final.

7.8	Representation at general meetings

(a)	Subject to this Constitution, each member entitled to vote at a meeting of members may vote:

(i)	in person or, where a member is a body corporate, by its Representative;

(ii)	by not more than 2 proxies; or

(iii)	by not more than 2 attorneys.

(b)	A proxy, attorney or Representative need not be a member of the Company.

(c)	Unless otherwise provided in the instrument, an instrument appointing a proxy, attorney or Representative will be taken to confer authority:

(i)	to agree to a meeting being convened by shorter notice than is required by the Act or by this Constitution;

(ii)	to speak to any proposed resolution on which the proxy, attorney or Representative may vote;

(iii)	to demand or join in demanding a poll on any resolution on which the proxy, attorney or Representative may vote;

(iv)	even though the instrument may direct the proxy, attorney or Representative how to vote on specific resolutions:

(A)	to vote on any amendment moved to the proposed resolutions;

(B)	to vote on any procedural motion; and

(C)	to act generally at the meeting.

(v)	even though the instrument may refer to a specific meeting where the meeting is rescheduled or adjourned to another time or venue, to attend and vote at the rescheduled or adjourned meeting.

(d)	Where a member appoints 2 proxies or attorneys to vote at the same general meeting and the authority of one is not conditional on the other failing to attend or vote, the following rules apply:

(i)	the appointment is of no effect and a proxy or attorney may not vote unless each proxy or attorney is appointed to represent a specified proportion of the member’s voting rights;

(ii)	on a show of hands, only the first person named in the appointing instrument, or if they are named in separate instruments, the person whose name is earlier in alphabetical sequence, may vote; and

(iii)	on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents.

(e)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney must vote as directed

(f)	An instrument appointing a proxy or attorney need not be in any particular form provided it is in writing, complies with any requirements of the Act and Listing Rules and is executed by the appointor or the appointor’s attorney.

(g)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(i)	a Transmission Event occurring in relation to the appointor; or

(ii)	the revocation of the instrument or of the authority under which the instrument was executed,

if no notice in writing of the Transmission Event or revocation has been received by the Company by the time and at one of the places at which the instrument appointing the proxy or attorney is required to be deposited.

(h)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time established by the Company for determining a person’s entitlement to vote at the relevant meeting.

(i)	The appointment of a proxy or attorney is not revoked by the appointor attending in the general meeting but, if the appointor votes on any resolution, the proxy or attorney is not entitled to vote as the appointor’s proxy or attorney on the resolution.

8.	Directors

8.1	Appointment and removal of directors

(a)	The number of directors shall not be less than 3. The maximum number will be fixed by the directors from time to time.

(b)	The Company may by resolution elect any natural person to be a director, either as an addition to the existing directors or as otherwise provided in this Constitution.

(c)	The directors may appoint any natural person to be a director, either as an addition to the existing directors or to fill a casual vacancy.

(d)	A director, other than the managing director, appointed under rule 8.1(c) must retire from office at the next annual general meeting following his or her appointment.

(e)	Any director, other than the managing director, who if he or she does not retire, will at the conclusion of the meeting have been in office for 3 or more years and for 3 or more annual general meetings since he or she was last elected to office, must retire from office as a director at that annual general meeting.

(f)	An election of directors must take place at each annual general meeting. Excluding the managing director, but including any director who retires as a director pursuant to rule 8.1(d) or 8.1(e) above, at least one director must retire from office as director at that annual general meeting. The director or directors who must retire at an annual general meeting is the director who has, or are the directors who have, been longest in office since their last election but, as between persons who were last elected as directors on the same day, the director or directors to retire must be determined by agreement among themselves or, in the absence of agreement, by lot.

(g)	A director retiring from office under rule 8.1(d), 8.1(e), 8.1(f) or 8.1(f) is eligible for re-election and that director may by resolution of the Company be re-elected to that office. The retirement and re-elections take effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(h)	A director may be removed and replaced by the Company in general meeting in the manner prescribed by the Act. A person appointed as a replacement shall be taken to have been appointed on the day on which the replaced director was last appointed or elected.

(i)	A person may only be elected to the office of a director at a general meeting if:

(i)	he or she is a director retiring under rule 8.1(d), 8.1(e) or 8.1(f) and standing for re-election;

(ii)	he or she has been nominated by the directors for election at that meeting; or

(iii)	a member intending to nominate him or her for election at that meeting has at least 35 Business Days (in the case of a general meeting that members have requested directors to call, 30 Business Days) before the meeting served on the Company a notice signed by the member and signifying the member’s intention to nominate the person for election, which is accompanied by a notice signed by the person and signifying his or her consent to the nomination.

8.2	Vacation of office

In addition to the circumstances prescribed by the Act, the office of a director becomes vacant if the director:

(a)	becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health;

(b)	becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(c)	is convicted of a felony and the directors do not within one month of that conviction resolve to confirm the director’s appointment or election (as the case may be) to the office of director;

(d)	fails to attend meetings of the directors for more than 3 consecutive months without leave of absence from the directors; or

(e)	resigns by notice in writing to the Company.

8.3	Remuneration of directors

(a)	Each director is entitled to such remuneration out of the funds of the Company as the directors determine, but the remuneration of non-executive directors may not exceed in aggregate in any year:

(i)	AUD$600,000; or

(ii)	such other amount fixed by the Company in general meeting for that purpose.

(b)	The remuneration payable by the Company to a director must not include a commission on, or percentage of operating revenue.

(c)	In addition to their remuneration under rule 8.3(a), the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the Company, including attending and returning from general meetings of the Company or meetings of the directors or of commtitees.

(d)	If a director renders or is called upon to perform extra services in connection with the affairs of the Company, the directors may arrange for a special remuneration to be paid.

(e)	Nothing in rule 8.3(a) restricts the remuneration to which a director may be entitled as an officer of the Company or of a Related Body Corporate in a capacity other than director. The directors may:

(i)	at any time after a director dies or otherwise ceases to hold office as a director, pay to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director under rule 8.3(a), a pension or lump sum payment in respect of past services rendered by that director; and

(ii)	cause the Company to enter into a contract with the director for the purpose of providing for or giving effect to such a payment.

(f)	The directors may establish or support, or assist in the establishment or support of, funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of the directors or former directors.

8.4	Share qualification

A director is not required to hold any shares in the Company but may still attend and speak at general meetings.

8.5	Interested directors

Subject to this Constitution and the Act:

(a)	no director or proposed director is disqualified by that office from:

(i)	entering into a contract, agreement or arrangement with the Company;

(ii)	becoming or remaining a director of any company in which the Company is in any way interested or which is in any way interested in the Company;

(b)	no contract, agreement or arrangement in which a director is in any way interested, entered into by or on behalf of the Company can be avoided; and

(c)	no director who:

(i)	enters into a contract, agreement or arrangement in which the director has an interest; or

(ii)	is a director of the other company with which the Company has entered into the contract agreement or arrangement,

is liable to account to the Company for any profits or remuneration realised by that director as a result of their being interested or being a director of the other company.

8.6	Disclosing and Dealing with Interests

(a)	A director who, due to holding an office or property may have duties or interests whether directly or indirectly in conflict with their duties as director or the interests of the Company must declare at a meeting of the directors the fact and the nature, character and extent of the conflict.

(b)	The nature of a director’s interest in any contract agreement or arrangement must be declared by that director at a meeting of the directors in accordance with the Act as soon as practicable after the relevant facts have come to his or her knowledge.

(c)	A general notice that a director is a member of any specified firm, partnership, entity or corporation and is to be regarded as interested in all transactions with that firm or corporation is a sufficient declaration under this Rule as regards the director and the transactions. After giving the general notice it is not necessary for the director to give any special notice relating to any particular transaction with that firm or corporation. It is the duty of the secretary to record in the minutes any declaration made or any general notice given by a director in pursuance of this rule.

(d)	Subject to the Act, a director who has a material personal interest in a matter that is being considered at a meeting of directors must not:

(i)	be present while the matter (or a proposed resolution of that kind) is being considered at the meeting; or

(ii)	vote on the matter;

unless:

(iii)	the directors who do not have a material personal interest in the matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to the affairs of the Company, and states that the directors voting for the resolution are satisfied that the interest should not disqualify the director from considering or voting on the matter; or

(iv)	ASIC has given a declaration or order in accordance with the Act, that the director may be present or vote; or

(v)	the interest does not need to be disclosed under the Act.

8.7	Powers and duties of directors

(a)	The directors are responsible for managing the business of the Company and may exercise to the exclusion of the Company in general meeting all the powers of the Company which are not required, by the Act, this Constitution or (while the Company is a Listed Company) the Listing Rules, to be exercised by the Company in general meeting.

(b)	Without limiting the generality of rule 8.7(a), the directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

(c)	The directors may determine how cheques, promissory notes, bankers drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by or on behalf of the Company.

(d)	The directors may:

(i)	appoint or employ any person to be an officer, agent or attorney of the Company for such purposes with such powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for such period and upon such conditions as they think fit;

(ii)	authorise an officer, agent or attorney to delegate all or any of the powers, discretions and duties vested in the officer, agent or attorney; and

(iii)	subject to any contract between the Company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the Company at any time, with or without cause.

(e)	The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the Company in such manner as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights notwithstanding that he or she is, or may be about to be appointed, a director or other officer of that other body corporate.

8.8	Proceedings of directors

(a)	The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	The contemporaneous linking together by telephone or other method of audio or audio visual communication of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and all the provisions in this Constitution relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by telephone or audio or audio visual communication.

8.9	Convening of meetings of directors

(a)	A director may, whenever the director thinks fit, convene a meeting of the directors.

(b)	A secretary must, on the requisition of a director, convene a meeting of the directors.

8.10	Notice of meetings of directors

(a)	Subject to this Constitution, notice of a meeting of directors must be given to each person who is at the time of giving the notice:

(i)	a director, other than a director on leave of absence approved by the directors; or

(ii)	an alternate director appointed under rule 8.15 by a director on leave of absence approved by the directors.

(b)	A notice of a meeting of directors:

(i)	must specify the time and place of the meeting;

(ii)	need not state the nature of the business to be transacted at the meeting;

(iii)	may be given immediately before the meeting; and

(iv)	may be given in person or by post, facsimile or electronic transmission, telephone or other method of written, audio or audio visual communication.

(c)	A director or alternate director may waive notice of any meeting of directors by notifying the Company to that effect in person or by post, facsimile or electronic transmission, telephone or other method of written, audio or audio visual communication.

(d)	The accidental non-receipt of notice of a meeting of directors by, or an inadvertent failure to give notice of a meeting of directors to, a director does not invalidate any act, matter or thing done or resolution.

(e)	Attendance by a person at a meeting of directors waives any objection that person and:

(i)	if the person is a director, their alternate director; or

(ii)	if the person is an alternate director, their appointor,

may have to a failure to give notice of the meeting.

8.11	Quorum at meetings of directors

(a)	No business may be transacted at a meeting of directors unless a quorum is present at the time the business is dealt with. The quorum is 2 directors or a larger number fixed by the directors.

(b)	If there is a vacancy in the office of a director, the remaining director or directors may act but, if the number of remaining directors does not constitute a quorum, the remaining director or directors may act only in an emergency or for the purpose of increasing the number of directors to a number sufficient to constitute a quorum or of convening a general meeting of the Company.

8.12	Chairperson and deputy Chairperson

(a)	The board shall appoint a director to act as the chairperson of meetings of the directors. The chairperson will hold that office until his or her position as chairperson is terminated or otherwise vacated.

(b)	The directors may from time to time appoint a director to act as a deputy chairperson who may exercise all the power and authorities of the chairperson at any meeting of the directors from which the chairperson is absent.

(c)	The office of chairperson of directors or deputy chairperson of directors may, if the directors so resolve, be treated as an extra service or special exertion under rule 8.3(d).

(d)	The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each meeting of directors.

(e)	If at a meeting of directors:

(i)	there is no chairperson of directors;

(ii)	the chairperson of directors is not present within 15 minutes after the time appointed for the meeting; or

(iii)	the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting,

then if the directors have elected a deputy chairperson of directors, the deputy chairperson of directors must (if present within 15 minutes after the time appointed and willing to act) preside as the chairperson of the meeting, otherwise the directors present must elect one of themselves to be chairperson of the meeting.

8.13	Decisions of directors

Questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present. In an equality of votes, the chairperson of the meeting does not have a casting vote.

8.14	Written resolutions

(a)	If all of the directors, other than:

(i)	any director on leave of absence approved by the directors;

(ii)	any director who disqualifies himself or herself from considering the issue on the grounds that he or she is not entitled at law to do so or has a conflict of interest; and

(iii)	any director who the directors reasonably believe is not entitled at law to vote on the issue in question,

assent to a document containing a statement to the effect that a thing has been done or resolution has been passed, and the directors who assent to the document would have constituted a quorum at a meeting of directors, then that thing or resolution is to be taken as having been done at or passed by a meeting of the directors, and the document functions as the minute of the meeting.

(b)	For the purposes of rule 8.14(a):

(i)	the meeting is to be taken as having been held at the time and date at which, the document was last assented to;

(ii)	2 or more separate documents in identical terms each of which is assented to by one or more directors constitute one document; and

(iii)	a director may signify assent to a document by signing the document or by notifying the Company of the director’s assent.

8.15	Alternate directors

(a)	A director may, with the approval of the directors, appoint a natural person to be the director’s alternate director. The appointer may terminate the appointment at any time. The office of an alternate director is vacated if and when the appointor vacates office as a director.

(b)	One person may act as alternate director to more than one director. An alternate director is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(c)	In the absence of the appointor, an alternate director may exercise any powers that the appointor may exercise.

(d)	An appointment, or termination of appointment of an alternate director must be in writing signed by the appointor and takes effect when the Company receives the notification.

(e)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this Constitution. However an alternate director who attends a meeting is to be counted towards the quorum as a director for each director on whose behalf the alternate director is attending.

(f)	An alternate director may be paid such remuneration as the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate.

(g)	An alternate director, while acting as a director, is responsible to the Company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

8.16	Committees

(a)	The directors may delegate any of their powers to a committee or committees consisting of at least one director and such other directors and employees as they think fit.

(b)	A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with such changes as are necessary, to meetings and resolutions of a committee.

(d)	Membership of a committee may, if the directors so resolve, be treated as an extra service for the purposes of rule 8.3(d).

8.17	Delegation to individual directors

(a)	The directors may delegate any of their powers to one director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	Acceptance of such a delegation may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 8.3(d).

8.18	Validity of acts

An act done by a person acting as a director or by a meeting of directors or a committee attended by a person acting as a director is not invalidated by reason only of:

(a)	a defect in the appointment of the person as a director;

(b)	the person being disqualified to be a director or having vacated office; or

(c)	the person not being entitled to vote,

if that circumstance was not known by the person or the directors or committee (as the case may be) when the act was done.

9.	Executive officers

9.1	Managing director

(a)	The directors may appoint one of the directors to the office of managing director.

(b)	A managing director’s appointment as managing director automatically terminates if the managing director ceases to be a director.

9.2	Executive directors

(a)	In this rule 9.2 an ‘executive director’ means a director who is also appointed to a full time or substantially full time executive position or senior management role in the Company or a Related Body Corporate, and includes any person appointed to the office of managing director.

(b)	If an executive director is suspended from his or her executive position or ceases to hold the executive position, then, unless the other directors resolve otherwise, the executive director’s appointment as a director automatically terminates.

(c)	An executive director may be appointed on the basis that their appointment as an executive or manager of the Company or of a Related Body Corporate automatically terminates if they cease to be a director.

9.3	Company Secretary

The directors must appoint at least one company secretary.

10.	Execution of documents

10.1	Execution of documents

The Company may have a common seal if so determined by the directors. If the Company does not have a common seal, the Company will execute documents in accordance with section 127 of the Act or in accordance with procedures determined by the directors from time to time.

10.2	Company Seal

If the Company has a seal:

(a)	the directors must provide for its safe custody;

(b)	the seal must be used only by the authority of the directors or of a committee of the directors;

(c)	the authority to use the seal may be given before or after the seal is used; and

(d)	until the directors otherwise determine, every document to which the seal is affixed must be signed by a director and countersigned by another director a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

11.	Dividends and other distributions

11.1	Dividends

(a)	Subject to the requirements of the Act, the directors may declare and pay such interim and final dividends as, in their judgment, the financial position of the Company justifies and may fix the time for payment.

(b)	Subject to the requirements of the Act, the directors may pay any dividend required to be paid under the terms of issue of a share.

(c)	Subject to any rights or restrictions attached to any shares or class of shares:

(i)	all dividends in respect of shares must be declared and paid in proportion to the amounts paid (not credited) of the total amounts paid and payable (excluding amounts credited) on the shares; and

(ii)	interest is not payable by the Company in respect of any dividend.

(d)	The directors may fix a record date in respect of a dividend, with or without suspending the registration of transfers from that date under rule 4.3.

(e)	A dividend in respect of a share must be paid to the person who is registered, or entitled under rule 4.1(e) to be registered, as the holder:

(i)	on the record date fixed by the directors; or

(ii)	where the directors have not fixed a record date on the date the dividend is declared.

(f)	Where the directors declare a dividend under this rule 11.1 the obligation of the Company to make the distribution only arises where the dividend is declared under rule 11.1(a) , the directors fix the time for distribution and that time has arrived and, if the dividend is a distribution of money, no debt arises in respect of the dividend until that time.

(g)	The directors when declaring a dividend may:

(i)	direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the Company or of another body corporate, either generally or to specific shareholders; and

(ii)	direct that the dividend be paid to particular shareholders wholly or partly out of any particular fund or reserve and to the remaining shareholders wholly or partly out of any other particular fund or reserve or generally.

(h)	Where the Company distributes shares or other securities in another body corporate, whether by way of a capital reduction, payment of a dividend, on a winding up or otherwise:

(i)	the members are deemed to have agreed to become members of that body corporate and are bound by the constitution of that body corporate; and

(ii)	each of the members appoints the Company or any of the directors of the Company as its agent to execute any transfer of shares or other securities, or other documents required to give effect to the distribution of shares or other securities to that member.

(i)	The directors may deduct from any dividend payable to a member all sums of money presently payable by the member to the Company and apply the amount deducted in or towards satisfaction of the money owing.

(j)	Where a person is entitled to a share as a result of a Transmission Event, the directors may, but are not obliged to, retain any dividends payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

11.2	Manner of payment of dividends

(a)	Any dividend, interest or other money payable in cash in respect of shares may be paid:

(i)	directly into an account, with a bank or some other financial institution, as directed in writing by the holder or joint holders; or

(ii)	by cheque sent through the post directed to:

(A)	the address of the holder as shown in the register of members, or in the case of joint holders, the address shown in the register of members as the address of the joint holder first named in the register of members;

(B)	any other address as directed in writing by the holder or joint holders; or

(iii)	by any other means determined by the directors;

and is at the risk of the member who is (or joint holder 1 of whom is) the intended recipient as soon as it is given, posted or transferred (as applicable).

(b)	If the directors decide that payments will be made by electronic transfer into an account (of a type approved by the directors) nominated by a member but no such account is nominated by the member or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the member nominates a valid account.

(c)	Where a member does not have a registered address or the Company believes that a member is not known at the member’s registered address, the Company may credit an amount payable in respect of the member’s shares to an account of the Company to be held until the member claims the amount payable or nominates an account into which the payment may be made.

(d)	An amount credited to an account under clause 11.2(b) or clause 11.2(c) is to be treated as having been paid to the member at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

11.3	Capitalisation of amounts

(a)	Subject to the requirements of the Act and to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among such of the members as would be entitled to receive dividends and in the same proportions, any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of the capitalised amount is to be applied:

(i)	in paying up in full at a price determined by the resolution any unissued shares in or other securities of the Company; or

(ii)	in paying up any amounts unpaid on shares or other securities held by the members.

11.4	Ancillary powers

For the purpose of giving effect to any resolution for the satisfaction of a dividend in the manner set out in rule 11.1(g)(i) or by the capitalisation of any amount under rule 11.3, the directors may:

(a)	settle as they think expedient any difficulty that may arise in making the distribution or capitalisation;

(b)	fix the value for distribution of any specific assets;

(c)	pay cash or issue shares or other securities to any members in order to adjust the rights of all parties.

12.	Winding up

12.1	Distribution of surplus

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares:

(a)	if the Company is wound up and the property of the Company available for distribution among the members is more than sufficient:

(i)	to pay all of the debts and liabilities of the Company; and

(ii)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in rule 12.1(a). any amount unpaid on a share is to be treated as property of the Company;

(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 12.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under rule 12.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the Company.

12.2	Division of property

(a)	If the Company is wound up, the liquidator may:

(i)	divide among the members the whole or any part of the property of the Company; and

(ii)	determine how the division is to be carried out as between the members or different classes of members.

(b)	If any of the property to be divided under rule 12.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may within 10 days after the determination referred to in that rule, by notice in writing direct the liquidator to sell the person’s proportion of the securities and to account for the net proceeds and the liquidator must, if practicable, act accordingly.

(c)	Nothing in this rule 12.2 derogates from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(d)	Rule 11.4 applies, so far as it can and with such changes as are necessary, to a division by a liquidator under rule 12.2(a) as if references in rule 11.4 to the directors and to a distribution or capitalisation were references to the liquidator and to the division under rule 12.2(a) respectively.

13.	Minutes and records

13.1	Minutes to be made

The directors must cause minutes to be made of:

(a)	the names of the directors present at each directors meeting;

(b)	the names of the committee members present at each meeting of a committee appointed under rule 8.16; and

(c)	the proceedings and resolutions of each general meeting, directors’ meeting and committee meeting.

13.2	Minutes to be entered

The directors must cause all minutes made under rule 13.1 to be entered in the relevant minute book of the Company within one month after the relevant meeting is held.

13.3	Minutes as evidence

Any minutes of a meeting purporting to be signed by the chairperson of the meeting or of the next succeeding meeting are (in the absence of proof to the contrary) sufficient evidence of:

(a)	the matters stated in the minutes of the meeting;

(b)	the meeting having been duly convened and held; and

(c)	the validity of all proceedings at the meeting.

13.4	Inspection of records

(a)	The directors may determine whether and to what extent, and at what time and places and under what conditions, the minute books, accounting records and other documents of the Company or any of them will be open to the inspection of members other than directors.

(b)	A member other than a director does not have the right to inspect any books, records or documents of the Company except as provided by law or authorised by the directors.

14.	Indemnity and insurance

14.1	Persons to whom rules 14.2 and 14.3 apply

(a)	Rules 14.2 and 14.3 apply:

(i)	to each person who is or has been an officer of the Company;

(ii)	if the directors so determine, to any auditor or former auditor of the Company or of its Related Bodies Corporate.

(b)	For the purpose of this rule 14, officer means:

(i)	a director or secretary of the Company; and

(ii)	a person who makes or participates in making decisions that affect the whole, or a substantial part of the business of the Company including the Chief Executive Officer of the Company.

14.2	Indemnity

The Company must indemnify, on a full indemnity basis and to the full extent permitted by law, each person to whom this rule 14.2 applies for all losses or liabilities incurred by the person as an officer or, if the directors so determine, an auditor of the Company or of a Related Body Corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred:

(a)	in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

(b)	in connection with an application, in relation to such proceedings, in which the Court grants relief to the person under the Act.

14.3	Extent of Indemnity

The indemnity in rule 14.2:

(a)	is a continuing obligation and enforceable by a person to whom rule 14.2 applies even though that person may have ceased to be an officer or auditor of the Company or of a Related Body Corporate;

(b)	applies to losses and liabilities incurred both before and after the date of adoption of that rule; and

(c)	operates only to the extent that the loss or liability is not covered by insurance.

14.4	Insurance

The Company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for any person to whom rule 14.2 applies against any liability incurred by the person as an officer or auditor of the Company or of a Related Body Corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

14.5	Savings

Nothing in rules 14.2 or 14.4:

(a)	affects any other right or remedy that a person to whom this Constitution apply may have in respect of any loss or liability referred to in those rules; or

(b)	limits the capacity of the Company to indemnify or provide insurance for any person to whom those rules do not apply.

15.	Notices

15.1	Notices by the Company to members

(a)	A notice may be given by the Company to a member by serving it personally at, or by sending it by post in a prepaid envelope to, the member’s address as shown in the register of members or such other address, or by facsimile transmission or electronically to such facsimile number or electronic address, as the member has supplied to the Company for the giving of notices;

(b)	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

(c)	A notice may be given by the Company to a person entitled to a share as a result of a Transmission Event by serving it or sending at or to such address, facsimile number or electronic address supplied to the Company for the giving of notices to that person, or if no address, facsimile number or electronic address has been supplied, at or to the address, facsimile number or electronic address to which the notice might have been sent if the relevant Transmission Event had not occurred.

(d)	A notice given to a member in accordance with rules 15.1(a) or 15.1(b) is, despite the occurrence of a Transmission Event and whether or not the Company has notice of that occurrence sufficient service on any person entitled to the shares as a result of the Transmission Event.

(e)	A notice given to a person who is entitled to a share as a result of a Transmission Event is sufficient service on the member in whose name the share is registered.

(f)	A certificate signed by a director or secretary of the Company to the effect that a notice has been given in accordance with this Constitution is conclusive evidence of that fact.

15.2	Notices by the Company to directors

Subject to this Constitution, a notice may be given by the Company to any director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the director’s or alternate director’s usual residential or business address, or such other address, or by facsimile or electronic transmission to such facsimile number or electronic address, as the director or alternate director has supplied to the Company for the giving of notices.

15.3	Notices by members or directors to the Company

Subject to this Constitution, a notice may be given by a member, director or alternate director to the Company by serving it on the Company at, or by sending it by post in a prepaid envelope to, the registered office of the Company or facsimile transmission to the principal facsimile number at the registered office of the Company.

15.4	Notices posted to addresses outside the Commonwealth

A notice sent by post to an address outside the Commonwealth of Australia and its external territories must be sent by airmail or facsimile transmission.

15.5	Time of service

(a)	Where a notice is sent by post, service is taken to be effected on the Business Day after the date of its posting.

(b)	Where a notice is sent by facsimile transmission or other electronic means, that notice is treated as duly given, if the correct facsimile number appears on a complete facsimile transmission report generated by the sender’s facsimile machine or, if sent by electronic means if the sender’s computer shows the notice as having been sent to the correct electronic address, and is treated as duly given and received (whether it is in fact received or not) on the day of transmission of the notice if a Business Day, otherwise on the next Business Day.

We, the person specified in the application for the Company’s registration as the persons who consent to become members of the Company, agree to the terms of the foregoing Constitution:

Dated: 30th September 2019

/s/ James Manning
James Manning